                                                   Registration No.333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                AUTOIMMUNE INC.
               (Exact name of issuer as specified in its charter)


          DELAWARE                                     13 348 9062
(State or other jurisdiction of           (I.R.S. employer identification no.)
 incorporation or organization)



                     128 SPRING STREET, LEXINGTON, MA 02173
                    (Address of principal executive offices)

                           --------------------------


                                AUTOIMMUNE INC.
                             1998 STOCK OPTION PLAN
                              (Full title of plan)

                           -------------------------

                            ROBERT C. BISHOP, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                AUTOIMMUNE INC.
                     128 SPRING STREET, LEXINGTON, MA 02173
                          (Name, address and telephone
                          number of agent for service)

                                    Copy to:

                          CONSTANTINE ALEXANDER, ESQ.
                         NUTTER, MCCLENNEN & FISH, LLP
                            ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS  02110-2699
                                 (617) 439-2000



                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
 Title of each class of securities to         Amount being         Proposed maximum         Proposed maximum          Amount of
 be registered                               registered (1)       offering price per    aggregate offering price   registration fee
                                                                       share (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,                              1,300,000  Shares            $1.89                 $2,457,000                $683
$.01 par value per share
------------------------------------------------------------------------------------------------------------------------------------
Total                                      1,300,000  Shares            $1.89                 $2,457,000                $683
====================================================================================================================================


(1) This Registration Statement covers 1,300,000 shares of Common Stock underlying awards that may be granted pursuant to the AutoImmune Inc. 1998 Stock Option Plan. In addition, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated pursuant to Rule 457(h) under the Securities Act, as amended, based on the average of the high and low prices per share of the Common Stock as reported on the NASDAQ National Market on November 30, 1998.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

     AutoImmune Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Company's quarterly reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998, respectively, filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act; and

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 9, 1992, as amended, pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of any post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently-filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     Constantine Alexander, a partner in the firm of Nutter, McClennen & Fish, LLP, currently serves as Secretary of the Company. Nutter, McClennen & Fish, LLP serves as counsel to the Company and has rendered a legal opinion with respect to the validity of the shares of Common Stock offered hereunder.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended, which provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The Company's Restated Certificate of Incorporation provides that the Company shall indemnify any director who, as a result of his acting as a director of the Company, was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by Delaware law. The Company's Restated Certificate of Incorporation also provides that directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit.

     In addition, the Company's By-laws provide that the Company shall indemnify any person who was or is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of the company or is or was serving at the request of the Company as a director, officer, employee or agent of any other enterprise, including, without limitation, employee benefit plans, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding in the manner permitted by the Delaware General Corporation Law.

     The Company's By-laws also provide that the Company or a court of competent jurisdiction shall determine in each case whether the director or officer has met the standard of conduct precedent to indemnification under the By-laws, provided that specific authorization is not required if the director or officer has prevailed on the merits of the action.

     Any repeal or modification of the indemnification provisions in the By-laws shall not adversely affect any rights or protection of a director or, in the case of the indemnification provisions, an officer of the Company existing at the time of repeal or modification with respect to acts or omissions prior to such repeal or modification. In addition, the company may, to the extent authorized from time to time by its Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those given to directors and officers.

     The Company maintains an indemnification insurance policy covering all directors and officers of the Company. Pursuant to provisions of the Company's By-laws, the Company's obligation to indemnify its directors and officers shall be reduced by the amount of any insurance proceeds the director or officer receives.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

     Not applicable.

ITEM 8.  EXHIBITS.
         --------

     See the exhibit index immediately preceding the exhibits attached hereto.

ITEM 9.  UNDERTAKINGS.
         ------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law and the registrant's Certificate of Incorporation and By-laws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts, on the 30th day of November, 1998.

                                    AUTOIMMUNE INC.


                                    By: /s/ Robert C. Bishop
                                        ---------------------------------
                                        Robert C. Bishop
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Robert C. Bishop and Heather A. Ellerkamp, and each of them singly, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her in any and all capacities (until revoked in writing), to sign and any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority or body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that all said attorneys-in-fact and agents, or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.


/s/ Robert C. Bishop                                         November 30, 1998
---------------------------------
Robert C. Bishop, Ph.D.
President, Chief Executive
Officer and Director


/s/ Heather A. Ellerkamp                                     November 30, 1998
---------------------------------
Heather A. Ellerkamp
Treasurer and Director of Finance


/s/ Hugh A. D'Andrade                                        November 30, 1998
---------------------------------
Hugh A. D'Andrade
Director

/s/ Allan R. Ferguson                                        November 30, 1998
---------------------------------
Allan R. Ferguson
Director

/s/ R. John Fletcher                                         November 30, 1998
---------------------------------
R. John Fletcher
Director


/s/ Henri A. Termeer                                         November 30, 1998
---------------------------------
Henri A. Termeer
Director


/s/ Barry Weinberg                                           November 30, 1998
---------------------------------
Barry Weinberg
Director

                                 EXHIBIT INDEX

Exhibit No.                  Title
----------                   -----

     4         AutoImmune Inc. 1998 Stock Option Plan

     5         Opinion of Nutter, McClennen & Fish, LLP

    23.1       Consent of Nutter, McClennen & Fish, LLP
               (Contained in Exhibit 5).

    23.2       Consent of Independent Accountants